Exhibit 10.3

                          MARKET DEVELOPMENT AGREEMENT
                          ----------------------------

     THIS MARKETING DEVELOPMENT AGREEMENT ("Agreement") is made and entered into by and between, on the one hand, Norit America Inc., having its principal place of business at 5775 Peachtree Dunwoody Road, Suite C - 250, Atlanta, Georgia 30342 (hereinafter referred to as "Norit"), and Earth Sciences, Inc. and its wholly-owned subsidiary, ADA Environmental Solutions LLC, having their principal place of business at 8100 South Park Way, B-2, Littleton, Colorado 80120 (hereinafter jointly referred to as "ADA"), on the other hand.

     WHEREAS, a long-term commitment, significant expense and risk are associated with the investments required to develop an adsorbent supply capability in anticipation of future EPA regulations for the removal of mercury from coal fired utility stacks and,

     WHEREAS, Norit and ADA are and have been collaborating to develop solutions for the reduction of mercury emissions and,

     WHEREAS, ADA and Norit desire to form a business relationship for a potential market to mitigate their independent investment risks and increase the probability of an economic return on these investments.

     NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Market and Estimated
   --------------------
   Time Periods:              The target market is defined as North American
   -------------              coal-fired utilities (non wet scrubber portion),
                              investing in adsorbent technology and equipment for mercury removal in accordance with the anticipated year 2007 EPA regulations ("NACFUM").
                              Norit and ADA acknowledge the following as being the defined and estimated applicable periods for purposes of this Agreement:

                                   o Test Period: 2001-03 (est.)

                                   o Regulatory Review Period: 2004 (est.)

                                   o Early Adopter Period: 2004-2007 (est.)

                                   o Commercial Period: 2007-2015

2. ADA Responsibilities: ADA shall be responsible for:
   ---------------------

                                   o Adsorbent identification, technical and
                                     economic ranking and demonstration testing.

                                   o Market development and sales coverage.

                                   o System and equipment contract negotiations;
                                     project execution and management;
                                     installation oversight.

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3. Norit Responsibilities: Norit shall manufacture and/or supply activated
   ----------------------- carbon or other adsorbents pursuant to Norit supply agreements with ADA or directly with the NACFUM utilities and design contracts and equipment supply (when economic) for powder activated carbon dosing systems.

4. Mutual Commitment and
   ---------------------
   Exclusivity:               Subject to the performance requirements and other
   ------------               limitations below, ADA will exclusively execute
                              all contract designs and projects with
                              Norit-supplied activated carbons or adsorbent products. ADA will rely exclusively on Norit's designs for activated carbon/adsorbent dosing systems in the Early Adopter Period. In the Commercial Period (2007-2015), ADA shall exclusively represent Norit for activated carbons or other adsorbents as to NACFUM. In the Early
                              Adopter Period and Commercial Period, ADA will be the exclusive sales representative of Norit for activated Carbon sales to NACFUM.

5. Performance Requirements:
   -------------------------  For ADA to maintain exclusivity, Norit's activated carbon or other adsorbent products, must represent at least 50% of the unit (lbs.) sales to NACFUM early adopters in each year of the Early Adopter Period. In the Commercial Period, specific annual minimum sales targets will be mutually established for ADA to maintain its exclusivity.

     For Norit to maintain exclusivity, Norit must supply activated carbons, or its other adsorbents, at prices and in quantities sufficient to meet the demands of NACFUM early adopters. To maintain exclusivity in the Commercial Period, Norit must supply activated carbon, or its other adsorbents, at prices and in quantities sufficient to allow ADA to meet its minimum exclusivity targets.

                              Upon written notice of performance requirements default under Paragraph 5, and a failure to cure by Norit, within ninety (90) days, the exclusivity protection favoring Norit shall be terminated and ADA may specify other non-Norit activated carbons or adsorbents.

                              Upon written notice of performance requirements default under Paragraph 5, and a failure to cure by ADA, within ninety (90) days, the exclusivity protection favoring ADA shall be terminated and Norit shall not be limited as to its supply to NACFUM.

                              However, the above default provisions relate to exclusivity only and shall not otherwise affect the parties operating under this Agreement on a non-exclusive basis.

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

6.Right of First Refusal:     If during the Test Period, or at any time prior to
  -----------------------     a contract renewal or renegotiation (as described
                              below in Paragraph 7), ADA identifies, in good faith, a New Adsorbent/Technology (as defined below), ADA shall promptly provide Norit with written notice as to the details of any such New
                              Adsorbent/Technology and Norit shall have a Right of First Refusal to commit to supply the New
                              Adsorbent/Technology, or equivalent. Norit shall have 180 days from ADA's written notice to exercise its Right of First Refusal by giving written notice to ADA and by entering into a new marketing and supply agreement with ADA. In the event that either ADA or Norit wishes to proceed, but Norit and ADA are unable in good faith to negotiate a new marketing and supply agreement, then either ADA or Norit, or both of them, may terminate this Agreement without any liability or obligation to the other party.

                              "New Adsorbent/Technology", for purposes of this Paragraph 6 and ADA's identification and this Right of First Refusal, shall mean: a) a new adsorbent or alternative mercury removal method or technology with performance superior to any of Norit's activated carbon products (which are available in commercial quantities), and b) a product or technology included in the EPA regulatory proposal, and c) an article of commerce which can be supplied at the time of ADA's notice in comparable quantities to Norit's activated carbon products.

7. Contract Renewal/
   Termination:               In light of the investments required to serve the
   ------------               market, ADA and Norit agree to review and either
                              renew or renegotiate this Agreement in good faith, and subject to legal review, during the Regulatory
                              Review Period (2004 est.). Either party may, at its option, terminate this Agreement, without liability, penalty or limitations on activities in the event that, for whatever reason, no agreement renewal or renegotiated Agreement is concluded in good faith. Termination of this Agreement shall also be allowed as set forth in the Terms and Conditions attached.

8. Commissions/Payment:       For Norit activated carbon or adsorbent sales to
   --------------------       NACFUM, Norit will pay ADA a commission equal to
                              10% of the net per lb. sales price (FOB Norit's factory). Norit will also pay ADA a commission equal to 5% of net sales (FOB Norit factory) for dosing designs or equipment that Norit supplies directly, with ADA consent, to NACFUM. No
                              Commission will be paid on dosing designs or equipment sold to ADA. Where there has been a performance default under paragraph 5 by ADA, ADA will only be paid commission on sales of adsorbents, dosing designs and equipment, which originate through the efforts of ADA. All commissions are payable at the time of Norit's receipt of payment. ADA and Norit agree to

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                              renegotiate in good faith the commission schedule,
                              up or down, as market conditions, new product introductions or other changes or conditions increase or decrease the NACFUM profit opportunity.

9. Complete Agreement:        This Agreement, including the Terms and Conditions
   -------------------        of Market Development Agreement and the mutual
                              Confidentiality and Non-Disclosure Agreement both attached, contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement has first been executed by ADA and then accepted and finally executed by Norit at its offices in Atlanta, Georgia.



     "Norit"                                       "ADA"
Norit Americas Inc.                         Earth Sciences, Inc.

By:  /s/  David A. Perry                    By:  /s/  Mark H. McKinnies
   --------------------------                  --------------------------------
          David A. Perry                              Mark H. McKinnies
Title:    Executive Vice President          Title:    President

Date:     July 3, 2001                      Date:     June 29, 2001
     ------------------------                    ------------------------------


                                            ADA Environmental Solutions, LLC

                                            By:  /s/  Michael D. Durham
                                               --------------------------------
                                                      Michael D. Durham
                                            Title:    President

                                            Date:     June 29, 2001
                                                 ------------------------------

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